Exhibit 99.1

PROS HOLDINGS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

•	Annual Recurring Revenue of $98.2 million, an increase of 16% over the fourth quarter of 2014.

•	Free Cash Flow of $8.5 million for the year ended December 31, 2015, as compared with free cash flow use of $8.1 million for the full year 2014.

HOUSTON – February 9, 2016 — PROS Holdings, Inc. (NYSE: PRO), a revenue and profit realization company, today announced financial results for the fourth quarter and full year ended December 31, 2015.

Annual Recurring Revenue ("ARR") was $98.2 million, an increase of 16% over the fourth quarter of 2014.

Annual Contract Value ("ACV") bookings were $6.4 million, a decrease of 35% over the fourth quarter of 2014, and $21.5 million for the full year 2015, a decrease of 8% year over year.

Total non-GAAP revenue for the fourth quarter of 2015 was $42.7 million, a decrease of 23% over the fourth quarter of 2014.

CEO Andres Reiner stated, “2015 was a pivotal year for PROS as we set the foundation for long-term growth with our cloud-first strategy. The enthusiasm and momentum we are seeing in the market emphasizes the importance of our cloud transition. We enter 2016 excited about our outlook and eager to capitalize on the large market opportunity in front of us.”

For the year ended December 31, 2015, free cash flow was $8.5 million, which was up from free cash flow use of $8.1 million for the full year 2014.

For the quarter ended December 31, 2015, GAAP revenue was $42.0 million, a 22% decrease from $53.8 million for the fourth quarter of 2014. GAAP operating loss was $15.0 million, compared with $2.3 million in the fourth quarter of 2014. GAAP net loss for the fourth quarter of 2015 was $17.7 million or $0.60 per share, compared with $17.5 million, or $0.60 per share, in the fourth quarter of 2014.

For the quarter ended December 31, 2015, non-GAAP operating loss was $3.5 million, compared with non-GAAP operating income of $8.5 million in the fourth quarter of 2014. Non-GAAP net loss for the fourth quarter of 2015 was $2.8 million, or $0.09 per share, compared with non-GAAP net income of $6.4 million, or $0.21 per share, in the fourth quarter of 2014.

For the year ended December 31, 2015, GAAP revenue was $168.2 million, a 9% decrease from $185.8 million for the full year 2014. GAAP operating loss was $55.5 million, compared with $22.4 million for the full year 2014. GAAP net loss for the full year 2015 was $65.8 million, or $2.23 per share, compared with $36.6 million, or $1.27 per share, for the full year 2014.

For the year ended December 31, 2015, non-GAAP revenue was $172.0 million, an 11% decrease from $193.6 million for the full year 2014. Non-GAAP operating loss was $17.4 million, compared with non-GAAP operating income of $18.3 million for the full year 2014. Non-GAAP net loss for the full year 2015 was $13.4 million, or $0.45 per share, compared with non-GAAP net income of $11.8 million, or $0.39 per share, for the full year 2014.

2015 and Recent Business Highlights

•
Added new customers across a diverse range of industries, such as AeroMexico, Air Astana, CITGO Petroleum Corporation, Food Services of America, Harmonie Mutuelle, L-com Global Connectivity, Kapstone Paper and Packaging Corporation, McCain Foods U.S.A., Inc., the commercial truck tire division of Michelin North America, St1 Nordic, and WABCO Holdings Inc., among others.

•
Continued to broaden and deepen partnerships with existing customers, such as AXA Assistance, Austrian Airlines AG, Avis Budget Group, Inc., Fonterra Co-Operative Group, and Qantas Airways Limited, among others.

•
Introduced data science innovation for Group Sales Optimizer to further pinpoint revenue growth opportunities for airlines by predicting and anticipating group passenger fulfillment rates, helping airlines further improve customer experience and optimize capacity.

•
Introduced fast configuration for CPQ, an intelligent capability that recommends and automates optimal product configurations with a single click based on buyer preferences, accelerating quote turnaround times, increasing quote accuracy, and improving the customer buying experience.

•
Ranked as a “strong performer” in The Forrester Wave™: B2B Order Management, Q4 2015 research report from Forrester Research, Inc. and cited for bringing “advanced analytics and data science to pricing challenges,” and offering “excellent CPQ functionality.”

•
Strengthened leadership position in the market with numerous awards around innovation and customer success, including the Ventana Research Leadership Award, “Rising Star” award in CRM magazine’s 2015 Annual Market Awards, and multiple Stevie Awards in the American and International programs.

Executive Vice President and Chief Financial Officer Stefan Schulz stated, “We made solid progress on our cloud-first strategy in 2015, finishing the year with $98.2 million of annual recurring revenue, which was above our initial expectations. We look to build upon this foundation with strong and consistent execution in 2016 as our people and our customers continue to embrace our cloud-first strategy.”

The attached tables provide a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP revenue, gross profit, income (loss) from operations, and net income (loss), as well as earnings (loss) per share.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•	ARR in the range of $117 million to $119 million for the full year 2016, an increase of 20% year over year at the mid-point.

•
ACV bookings in the range of $4.5 million to $6.5 million for the first quarter of 2016, and in the range of $25 million to $27 million for the full year 2016, an increase of 21% year over year at the mid-point for the full year 2016.

•
Subscription revenue in the range of $8 million to $8.2 million for the first quarter of 2016, and in the range of $34 million to $36 million for the full year 2016, an increase of 20% year over year at the mid-point for the full year 2016.

•	Total revenue in the range of $36 million to $37 million for the first quarter of 2016, and total revenue in the range of $150 million to $153 million for the full year 2016.

•
Non-GAAP loss per share of $0.34 to $0.36 for the first quarter of 2016, based on estimated $30.2 million basic weighted average shares outstanding and 36% non-GAAP estimated tax rate for the first quarter of 2016.

•	Adjusted EBITDA loss in the range of $13 million to $14 million for the first quarter of 2016, and in the range of $45 million to $47 million for the full year 2016.

•	Free cash flow use in the range of $37 million to $39 million for the full year 2016.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on February 9, 2016, at 4:45 p.m. (ET) to discuss the company’s financial results and business outlook. To access this call, dial 888-337-8198 (toll-free) or 719-325-2448, and enter pass code 1395184. The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

Following the conference call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.PROS.com. A telephone replay will be available until February 16, 2016, at 877-870-5176 (toll-free) or 858-384-5517 using the pass code 1395184. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a revenue and profit realization company that helps B2B and B2C customers realize their potential through the blend of simplicity and data science. PROS offers solutions to help accelerate sales, formulate winning pricing strategies and align product, demand and availability. PROS revenue and profit realization solutions are designed to allow customers to experience meaningful revenue growth, sustained profitability and modernized business processes. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance; positioning; management's confidence and optimism; customer successes; partner ecosystem growth; demand for pricing and sales effectiveness solutions; business predictability; ARR; bookings; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) risks related to our cloud-first strategy, (b) the risk that PROS will face increased competition as part of entering new markets, (c) the risk that the market for PROS’ software does not grow as anticipated, (d) the challenges associated with selling, installing, and delivering PROS' products and services, (e) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (f) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (g) the risk that PROS will be unable to integrate our acquisitions effectively and on the timeline we anticipate, (h) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (i) the risk that PROS will not be able to maintain historical maintenance renewal rates, (j) personnel and other risks associated with growing a business generally, (k) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (l) the impact of currency fluctuations on PROS’ results of operations, (m) civil and political unrest in regions in which PROS operates, (n) the risk that reseller and other relationships do not increase sales of PROS’ solutions and (o) the risk that fluctuations in PROS' earnings by jurisdiction could require changes in our valuation allowance against our deferred tax assets resulting in non-cash charges in future periods to our income tax provision and related effective tax rate. Additional information relating to the uncertainty affecting the PROS business is contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income (loss) from operations, annual recurring revenue, annual contract value bookings, total contract value bookings, adjusted EBITDA margin, amortization of convertible debt discount and debt issue costs, tax rate, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud-first transition.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP revenue, non-GAAP income (loss) from operations, annual recurring revenue, total contract value bookings, annual contract value bookings, and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to recognize the fair value of software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand, Inc. and Cameleon Software SA. A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income from operations: Non-GAAP income from operations includes the non-GAAP revenue discussed above and also excludes the impact of non-recurring acquisition-related expenses, stock-based compensation, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, recovery of bankruptcy claims, severance, as well as the tax consequences associated with stock-based compensation costs arising from our acquisitions. Non-GAAP income from operations excludes the following items from non-GAAP estimates:

•
Acquisition-Related Expenses: Acquisition-related expenses include transaction fees, due diligence costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our Senior Notes due 2019. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
Impairment of Internal-Use Software: We review the software that has been capitalized for impairment when events or changes in circumstances indicate the software might be impaired. From time to time, we may determine that an impairment is required under GAAP. Since the impairment of internal-use software can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude any such impairments in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue which includes both subscription and maintenance contracts, and excluding perpetual license, term license and service agreements, that are current and contracted with a future start date. ARR should be viewed independently of revenue and any other GAAP measure.
Annual Contract Value Bookings: Annual Contract Value ("ACV") bookings are comprised of the estimated annual value of our Total Contract Value ("TCV") bookings. ACV bookings are comprised of annual maintenance and subscriptions, one seventh of the license TCV, and excludes services and subscription renewals. ACV should be viewed independently of revenue and any other GAAP measure. TCV bookings are comprised of the total value of new customer contracts closed during a specified period, excluding maintenance in excess of one year, and including license, maintenance, services, term license and subscription renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant as a substitute measure for revenue in accordance with GAAP. We believe our bookings growth projection is useful to investors as an additional means to reflect our business performance.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net loss (income) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of the deferred revenue write-down from our acquisitions of SignalDemand, Inc. and Cameleon Software SA, the impact of non-recurring acquisition-related expenses, tax consequences associated with the stock-based compensation costs arising from our acquisitions, amortization of acquisition-related intangibles, depreciation and amortization, impairment of internal-use software and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized internal-use software development costs.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Tim Girgenti
713-335-5879
ir@pros.com

Media Contact:
PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2015	December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$161,770	$161,019
Short-term investments	2,500	—
Accounts and unbilled receivables, net of allowance of $586 and $868, respectively	39,115	71,095
Prepaid and other current assets	7,656	8,075
Restricted cash - current	—	100
Total current assets	211,041	240,289
Property and equipment, net	15,777	15,788
Intangibles, net	14,191	20,195
Goodwill	20,445	21,563
Other long-term assets	2,268	2,290
Total assets	$263,722	$300,125
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$8,273	$10,564
Accrued liabilities	4,333	5,355
Accrued payroll and other employee benefits	13,084	15,154
Deferred revenue	60,664	57,313
Total current liabilities	86,354	88,386
Long-term deferred revenue	4,665	1,121
Convertible debt, net	116,371	110,448
Other long-term liabilities	918	1,171
Total liabilities	208,308	201,126
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 34,156,561 and 33,477,810 shares issued, respectively; 29,738,976 and 29,060,225 shares outstanding, respectively	34	34
Additional paid-in capital	158,674	134,375
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated deficit	(85,034)	(19,223)
Accumulated other comprehensive loss	(4,322)	(2,249)
Total stockholders’ equity	55,414	98,999
Total liabilities and stockholders’ equity	$263,722	$300,125

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Revenue:
License	$6,152	$22,476	$32,716	$58,515
Services	10,775	10,266	42,875	49,225
Subscription	8,023	6,567	28,989	23,468
Total license, services and subscription	24,950	39,309	104,580	131,208
Maintenance and support	17,062	14,520	63,666	54,621
Total revenue	42,012	53,829	168,246	185,829
Cost of revenue:
License	62	52	304	243
Services	9,083	10,449	36,147	39,955
Subscription	3,456	1,319	12,786	7,334
Total license, services and subscription	12,601	11,820	49,237	47,532
Maintenance and support	2,812	2,690	12,173	10,554
Total cost of revenue	15,413	14,510	61,410	58,086
Gross profit	26,599	39,319	106,836	127,743
Operating expenses:
Selling and marketing	18,336	19,676	74,146	64,528
General and administrative	8,731	9,097	38,517	35,389
Research and development	11,682	10,527	46,780	43,174
Acquisition-related	—	425	—	3,019
Impairment of internal-use software	2,890	1,910	2,890	4,040
Loss from operations	(15,040)	(2,316)	(55,497)	(22,407)
Convertible debt interest and amortization	(2,272)	(492)	(8,914)	(492)
Other expense, net	(90)	(150)	(661)	(2,159)
Loss before income tax provision	(17,402)	(2,958)	(65,072)	(25,058)
Income tax provision	329	14,550	739	12,493
Net loss	(17,731)	(17,508)	(65,811)	(37,551)
Net loss attributable to non-controlling interest	—	(49)	—	(907)
Net loss attributable to PROS Holdings, Inc.	$(17,731)	$(17,459)	$(65,811)	$(36,644)
Net loss per share attributable to PROS Holdings, Inc.:
Basic and diluted	$(0.60)	$(0.60)	$(2.23)	$(1.27)
Weighted average number of shares:
Basic and diluted	29,722	29,035	29,578	28,915

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Year Ended December 31,
	2015	2014
Operating activities:
Net loss	$(65,811)	$(37,551)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,395	10,443
Amortization of debt discount and issuance costs	6,039	329
Share-based compensation	27,864	22,665
Tax (shortfall) benefit from share-based compensation	—	(110)
Deferred income tax, net	165	12,638
Provision for doubtful accounts	(282)	(192)
Loss on disposal of assets	167	—
Impairment of internal-use software	2,890	4,040
Changes in operating assets and liabilities:
Accounts and unbilled receivables	32,274	(14,026)
Prepaid expenses and other assets	229	(3,383)
Accounts payable and other liabilities	(4,049)	(3,104)
Accrued liabilities	800	(1,080)
Accrued payroll and other employee benefits	(2,048)	3,289
Deferred revenue	6,899	7,796
Net cash provided by operating activities	15,532	1,754
Investing activities:
Purchase of property and equipment	(6,794)	(7,499)
Acquisition of Cameleon Software SA, net of cash acquired	—	(22,048)
Capitalized internal-use software development costs	(233)	(2,305)
Change in restricted cash	100	39,718
Purchases of short-term investments	(57,697)	—
Proceeds from maturities of short-term investments	55,200	—
Net cash (used in) provided by investing activities	(9,424)	7,866
Financing activities:
Exercise of stock options	706	1,105
Proceeds from employee stock plans	839	335
Tax withholding related to net share settlement of restricted stock units	(5,124)	(13,089)
Payment of contingent consideration for Cameleon Software SA	(1,304)	(2,225)
Increase in PROS' ownership in Cameleon Software SA	—	(6,147)
Payments of notes payable	(263)	—
Debt issuance costs related to convertible debt	(408)	—
Proceeds from issuance of convertible debt, net	—	138,631
Proceeds from issuance of warrants	—	17,106
Purchase of convertible note hedge	—	(29,411)
Net cash (used in) provided by financing activities	(5,554)	106,305
Effect of foreign currency rates on cash	197	406
Net change in cash and cash equivalents	751	116,331
Cash and cash equivalents:
Beginning of period	161,019	44,688
End of period	$161,770	$161,019

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months Ended December 31,		Quarter over Quarter	For the Year Ended December 31,		Year over Year
	2015	2014	% change	2015	2014	% change
GAAP revenue	$42,012	$53,829	(22)%	$168,246	$185,829	(9)%
Non-GAAP adjustment:
Acquisition-related deferred revenue write-down	701	$1,723		3,766	$7,790
Non-GAAP revenue	$42,713	$55,552	(23)%	$172,012	$193,619	(11)%

GAAP gross profit	$26,599	$39,319	(32)%	$106,836	$127,743	(16)%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	206	976		1,373	4,617
Acquisition-related foreign taxes on equity grants	—	—		—	68
Amortization of intangible assets	542	597		2,201	2,460
Share-based compensation	823	923		3,719	3,469
Non-GAAP gross profit	$28,170	$41,815	(33)%	$114,129	$138,357	(18)%

Non-GAAP gross margin	66.0%	75.3%		66.3%	71.5%

GAAP loss from operations	$(15,040)	$(2,316)	549%	$(55,497)	$(22,407)	148%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	206	976		1,373	4,617
Acquisition-related expenses	—	425		—	3,019
Acquisition-related foreign taxes on equity grants	—	—		—	942
Amortization of intangible assets	974	1,194		4,840	5,212
Accretion expense for acquisition-related contingent consideration	—	—		22	182
Impairment of internal-use software	2,890	1,910		2,890	4,040
Recovery of bankruptcy claim	—	—		(626)	—
Severance	940	—		1,696	—
Share-based compensation	6,483	6,286		27,864	22,665
Total Non-GAAP adjustments	$11,493	$10,791		$38,059	$40,677
Non-GAAP (loss) income from operations	$(3,547)	$8,475	(142)%	$(17,438)	$18,270	(195)%

Non-GAAP (loss) income from operations % of total revenue	(8.3)%	15.3%		(10.1)%	9.4%

GAAP net loss	(17,731)	(17,508)	1%	$(65,811)	$(37,551)	75%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting (loss) income from operations	11,493	10,791		38,059	40,677
Amortization of debt discount and issuance costs	1,554	329		6,039	329
Acquisition-related foreign currency loss	—	—		—	593
Valuation allowance for deferred tax assets	—	16,179		—	16,179
Tax impact related to non-GAAP adjustments	1,895	(3,359)		8,271	(8,516)
Non-GAAP net (loss) income	$(2,789)	$6,432	(143)%	$(13,442)	$11,711	(215)%
Non-GAAP loss attributable to non-controlling interest	—	(9)		—	(115)
Non-GAAP (loss) income attributable to PROS Holdings, Inc.	$(2,789)	6,441		$(13,442)	$11,826

Non-GAAP diluted (loss) earnings per share attributable to PROS Holdings, Inc.	$(0.09)	$0.21		$(0.45)	$0.39

Shares used in computing non-GAAP earnings per share	29,722	30,616		29,578	30,417

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Revenue Items
Acquisition-related deferred revenue write-down - license revenue	—	—	—	44
Acquisition-related deferred revenue write-down - service revenue	683	1,039	3,449	4,315
Acquisition-related deferred revenue write-down - subscription revenue	2	460	226	2,401
Acquisition-related deferred revenue write-down - maintenance revenue	16	224	91	1,030
Total revenue items	$701	$1,723	$3,766	$7,790

Cost of License Items
Amortization of intangible assets	10	12	41	49
Total cost of license items	$10	$12	$41	$49

Cost of Services Items
Acquisition-related deferred cost write-down	(495)	(747)	(2,393)	(3,173)
Acquisition-related foreign taxes on equity grants	—	—	—	50
Amortization of intangible assets	—	20	—	80
Share-based compensation	835	781	3,340	2,990
Total cost of services items	$340	$54	$947	$(53)

Cost of Subscription Items
Acquisition-related foreign taxes on equity grants	—	—	—	18
Amortization of intangible assets	374	382	1,519	1,573
Share-based compensation	(76)	80	124	254
Total cost of subscription items	$298	$462	$1,643	$1,845

Cost of Maintenance Items
Amortization of intangible assets	158	183	641	758
Share-based compensation	64	62	255	225
Total cost of maintenance items	$222	$245	$896	$983

Sales and Marketing Items
Acquisition-related foreign taxes on equity grants	—	—	—	196
Amortization of intangible assets	350	503	2,306	2,361
Severance	940	—	1,282	—
Share-based compensation	1,995	1,821	8,536	6,514
Total sales and marketing items	$3,285	$2,324	$12,124	$9,071

General and Administrative Items
Acquisition-related foreign taxes on equity grants	—	—	—	416
Accretion expense for acquisition-related contingent consideration	—	—	22	182
Amortization of intangible assets	82	94	333	391
Recovery of bankruptcy claim	—	—	(626)	—
Share-based compensation	2,293	2,288	10,293	8,003
Total general and administrative items	$2,375	$2,382	$10,022	$8,992

Research and Development Items
Acquisition-related foreign taxes on equity grants	—	—	—	262
Severance	—	—	414	—
Share-based compensation	1,372	1,254	5,316	4,679
Total research and development items	$1,372	$1,254	$5,730	$4,941

Acquisition-related expenses	$—	$425	$—	$3,019

Impairment of internal-use software	$2,890	$1,910	$2,890	$4,040

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Adjusted EBITDA
GAAP Loss from Operations	$(15,040)	$(2,316)	$(55,497)	$(22,407)
Acquisition-related deferred revenue write-down, net of cost of revenue	206	976	1,373	4,617
Acquisition-related expenses	—	425	—	3,019
Acquisition-related foreign taxes on equity grants	—	—	—	942
Amortization of intangible assets	974	1,194	4,840	5,212
Accretion expense for acquisition-related contingent consideration	—	—	22	182
Impairment of internal-use software	2,890	1,910	2,890	4,040
Recovery of bankruptcy claim	—	—	(626)	—
Severance	940	—	1,696	—
Share-based compensation	6,483	6,286	27,864	22,665
Depreciation	1,498	1,282	5,555	5,231
Capitalized internal-use software development costs	—	(139)	(233)	(2,305)
Adjusted EBITDA	$(2,049)	$9,618	$(12,116)	$21,196

Free Cash Flow
Net cash provided by (used in) operating activities	$8,728	$(1,353)	$15,532	$1,754
Purchase of property and equipment	(1,938)	(1,209)	(6,794)	(7,499)
Capitalized internal-use software development costs	—	(139)	(233)	(2,305)
Free Cash Flow	$6,790	$(2,701)	$8,505	$(8,050)